UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025 (May 21, 2025)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 21, 2025, Vivos Therapeutics, Inc. (the “Company”) entered into a convertible promissory note in favor of V-Co Investors 2 LLC (“V-Co”) in the principal amount of $1,100,000 (the “Note”). V-Co is an affiliate of New Seneca Partners Inc., an existing private equity investor in, and advisor to, the Company.

The purpose of the Note is to provide advanced funding and support to the Company in connection with the Company’s previously announced pending acquisition of The Sleep Center of Nevada (the “SCN Acquisition”). The Company expects to close the SCN Acquisition no later than July 31, 2025 (the “Outside Date”). The principal face value of the Note includes a $100,000 financing fee payment to V-Co, with the effect that $1,000,000 was funded to the Company under the Note.

The Note does not bear any interest, except in the case of an Event of Default, which is defined as (i) the Company’s failure to close the SCN Acquisition by the Outside Date, (ii) the Company fails to pay the principal or any accrued interest under the Note on demand, (iii) the Company fails to observe or perform any other material covenant, obligation, condition or agreement in any material respect contained in the Note, (iii) the Company’s voluntary bankruptcy or (iv) an involuntary bankruptcy is commenced against the Company.

Upon the occurrence of any Event of Default, interest shall accrue on the Note at a rate equal to fifteen percent (15%) per annum and shall be computed on the basis of a 365-day year. In the event of an equity financing of the Company (a “Subsequent Financing”), and subject to the closing of SCN Acquisition, prior to the Outside Date, all principal under the Note shall automatically convert dollar-to-dollar, without any further action required on the part of V-Co or the Company, into such equity instruments of the Company as are issued in the Subsequent Financing. Following the Outside Date, the Company may repay all or any portion of the outstanding principal amount and any accrued interest of the Note in whole or in part without penalty.

The Company anticipates effectuating a Subsequent Financing in connection with the closing of the SCN Acquisition, which Subsequent Financing may, but is not required to be, led by V-Co.

Solely in the event of an occurrence of an Event of Default, the Company’s obligations under the Note shall be secured by certain fixed assets and equipment of the Company, as set forth in that certain Security Agreement, dated May 21, 2025, between the Company and V-Co (the “Security Agreement”). The Security Agreement, and all rights and remedies of V-Co thereunder, shall terminate upon the full repayment or conversion of all principal and any accrued interest under the Note without any further action required on the part of V-Co nor the Company.

The foregoing descriptions of the Note and the Security Agreement are not complete and are subject to and qualified in their entirety by reference to the full text of the forms of such documents, which are filed as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of V-Co, the offer and sale of the Note was made in a private placement transaction exempt for registration in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws.

Neither the Note nor any securities of the Company which may be issued upon conversion of the Note have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities & Exchange Commission or an applicable exemption from the registration requirements.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Convertible Promissory Note, dated May 21, 2025, made by the Company in favor of V-Co Investors 2 LLC
10.1	Security Agreement, dated May 21, 2025, by and between the Company and V-Co Investors 2 LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: May 23, 2025	By:	/s/ Bradford Amman
	Name:	Bradford Amman
	Title:	Chief Financial Officer